CHEMBIO LAUNCHES NEW COMPANY WEB SITE

Site Includes Updated Marketing Materials, Videos and Investor Information

MEDFORD, N.Y. (August 14, 2012) – Chembio Diagnostics, Inc. (NASDAQ: CEMI), a leader in point-of-care diagnostic tests for infectious diseases, has launched a redesigned company web site at www.chembio.com.  The web site was redesigned and upgraded in order to provide visitors with an information-rich and user-friendly site that offers a  more contemporary viewing experience, enables future additions that will feature Chembio’s growing line of branded products incorporating the Company’s patented Dual Path Platform (DPP®) technology, and provides updated current product information, publications and videos.  The site also includes an enhanced investor relations section.  Chembio worked with the marketing agency, re:group,  to develop the new site.

Lawrence Siebert, Chembio’s CEO commented, “We are pleased to have launched our new web site for all of our stakeholders, and I appreciate the efforts of re: group and our employees for their hard work in making this happen.  Chembio is a dynamic company working with new technologies and new products.  As such, we look forward to updating and enhancing this site as we make progress with the development and commercialization of our rich pipeline of point-of-care diagnostic products and technologies.”

About re:group

Founded in 2002 by Janet Muhleman, re:group is an independent, award-winning marketing agency located in Ann Arbor, Mich.  re:group approaches each client challenge with an integrated marketing solution.  Services offered include: branding, marketing, advertising, design, social media, print, broadcast, website design, interactive, development, search engine optimization and traditional and digital media services.  Learn more at www.regroup.us

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 170 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

LHA
Anne Marie Fields
(212) 838-3777
AFields@lhai.com
@LHA_IR_PR